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                                                                    EXHIBIT 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 6, 1998 (except with respect to the matter discussed in Note 15 as to which the date is March 19, 1998), and May 8, 1998, included in the Complete Business Solutions, Inc. Form 10-K for the year ended December 31, 1997 and Form S-4, respectively, and to all references to our Firm included in this Registration Statement. Our report on the Complete Business Solutions, Inc. financial statements previously filed on Form 10-K for the year ended December 31, 1997, and incorporated by reference in this Registration Statement, is no longer appropriate since restated financial statements have been presented on Form S-4 giving effect to a business combination accounted for as a pooling-of-interests.


                                                ARTHUR ANDERSEN LLP

Detroit, Michigan
 June 26, 1998